Exhibit k. 3
WARRANT AGREEMENT
By And Between
TORTOISE CAPITAL RESOURCES CORPORATION
And
COMPUTERSHARE INVESTOR SERVICES, LLC
As Warrant Agent

ii

iii

WARRANT AGREEMENT
     This Warrant Agreement (this “Agreement”), dated as of December 8, 2005, is by and between Tortoise Capital Resources Corporation, a Maryland corporation (the “Company”), and Computershare Investor Services, LLC, a Delaware limited liability company (the “Warrant Agent”).
RECITALS
     WHEREAS, The Company has authorized the issuance of up to 100,000,000 Common Shares, par value $.001 per common share (the “Common Shares”) and 733,695 Warrants to purchase Common Shares (the “Warrants”). Each Warrant will entitle the Holder thereof to purchase one Common Share. Warrants will be separate instruments from our Common Shares and will be permitted to be transferred independently from our Common Shares.
     WHEREAS, 2,912,852 Common Shares and 728,194 Warrants were offered by the Company pursuant to that certain Preliminary Offering Memorandum, dated as of September 13, 2005, as supplemented by the Supplemental Offering Memorandum, dated November 21, 2005, and the Final Offering Memorandum Closing Supplement, dated as of December 2, 2005 (collectively, the “Offering Memorandum”) and (i) purchased by the Initial Purchasers named in that certain Purchase Agreement (the “Purchase Agreement”) among the Company, Tortoise Capital Advisors LLC (the “Advisor”) and the Initial Purchasers dated as of December 2, 2005 and thereafter, subject to the terms thereof, offered to Qualified Institutional Buyers (“QIBs”) (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)), and (ii) placed by the Company to a limited number of “accredited investors” (“Accredited Investors”) (as defined in Rule 501(a)(3), (4), (5), (6), (7) or (8) under the Securities Act) pursuant to that certain Placement Agreement (the “Placement Agreement”) among the Company, the Advisor and the Placement Agents dated as of December 2, 2005 and pursuant to those certain Subscription Agreements accepted by the Company as of December 2, 2005, in each case with respect to (i) and (ii) to QIBs or Accredited Investors who are also “qualified purchasers” (“Qualified Purchasers”) (as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended (the “1940 Act”).
     WHEREAS, the Warrants will be exercisable on the date that is the earlier of (i) the effective date of the registration statement for the Company’s initial public offering of Common Shares or (ii) 18 months from the date hereof, subject in each case to a lock-up period with respect to the Common Shares received upon exercise of Warrants of 90 calendar days immediately following our initial public offering of Common Shares as set forth in Section 3.4.
     WHEREAS, the Warrants will expire at 5:00 p.m. New York City time on the date (the “Warrant Expiration Date”) that is the earlier of (i) the day before the sixth anniversary of the Company’s initial public offering of Common Shares or (ii) the date that is 10 years after the date hereof.
     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, transfer, exchange, replacement and exercise of the Warrants.
     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

ARTICLE 1.
DEFINITIONS
SECTION 1.1. DEFINITIONS; CERTAIN RULES OF CONSTRUCTION.
     For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the appendices and exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, and Exhibit references are to the Articles, Sections, paragraphs, and Exhibits to this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation” unless the context otherwise requires or unless otherwise specified; and (v) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified.
Certain capitalized terms are used in this Agreement with the specific meanings defined below:
“1940 Act” shall have the meaning set forth in the Recitals.
“Accredited Investors” shall have the meaning set forth in the Recitals.
“Agreement” shall have the meaning set forth in the Recitals.
“BDC Election” shall have the meaning set forth in Section 4.6.1.
“BDC/Registration Statement Notice Date” shall have the meaning set forth in Section 4.6.1.
“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by federal, state or local law or executive order to close.
“Charter” shall mean the Company’s Articles of Incorporation, as amended and then in effect.
“Common Shares” shall have the meaning set forth in the Recitals.
“Company” shall have the meaning set forth in the Recitals
“Corporate Trust Office” shall mean the principal office of the Warrant Agent at Computershare Investor Services, LLC, 2 N. LaSalle St., Chicago IL 60602, Attention: Charles Zade, or such other address at which at any particular time its corporate trust business shall be administered.
“Custodian” shall mean the Warrant Agent or such other entity that is a “fast agent” meeting the requirements of the Depositary as the Warrant Agent shall designate from time to time, to act as custodian with respect to the Warrants in global form, or any successor entity thereto.
“Definitive Warrant Certificate” shall mean a Warrant Certificate issued pursuant to Section 3.3.5 which is in substantially the form of the Global Warrant Certificate in respect of which such Definitive Warrant Certificate was issued but excluding the information required by legends set forth in the last three paragraphs of the reverse side of the applicable Global Warrant Certificate.

“Depositary” shall mean The Depository Trust Company as the depositary with respect to the Warrants issuable or issued in whole or in part in global form, until a successor shall have been appointed and become such pursuant to the applicable provision of this Agreement, and thereafter “Depositary” shall mean or include such successor.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Form N-6F” shall have the meaning set forth in Section 4.6.1.
“Form N-54A” shall have the meaning set forth in Section 4.6.1.
“Global Accredited Investor Common Share Certificate” shall mean a common share certificate representing the Common Shares purchased by Accredited Investors in the form set forth in Exhibit D to this Agreement.
“Global Accredited Investor Warrant Certificate” shall mean a warrant certificate that is in the form set forth in Exhibit B to this Agreement.
“Global Common Share Certificate” shall mean each of the Global Accredited Investor Common Share Certificate and the Global QIB Common Share Certificate.
“Global QIB Common Share Certificate” shall mean a common share certificate representing the Common Shares purchased by QIBs in the form set forth in Exhibit C to this Agreement.
“Global QIB Warrant Certificate” shall mean a warrant certificate that is in the form set forth in Exhibit A to this Agreement.
“Global Warrant Certificate” shall mean each of the Global QIB Warrant Certificate and the Global Accredited Investor Warrant Certificate.
“Holder” shall mean a Person in whose name a Warrant Certificate is registered in the Warrant Register.
“Initial Purchasers” shall have the meaning set forth in the Purchase Agreement.
“Net Asset Value Per Common Share” shall have the meaning set forth in Section 4.6.1.
“Notice of Exercise” shall have the meaning set forth in Section 4.3.1.
“Offering Memorandum” shall have the meaning set forth in the Recitals.
“Person” shall mean an individual, limited or general partnership, corporation, association, company, joint-stock company, business trust, joint venture, trust or unincorporated organization, or any other entity, including a government or agency or political subdivision thereof.
“Placement Agents” shall have the meaning set forth in the Placement Agreement.
“Placement Agreement” shall have the meaning set forth in the Recitals.
“Purchase Agreement” shall have the meaning set forth in the Recitals.
“QIBs” shall have the meaning set forth in the Recitals.

“Qualified Purchasers” shall have the meaning set forth in the Recitals.
“Responsible Officer” shall have the meaning set forth in Section 2.2(c).
“Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of the date hereof, among the Company and the Initial Purchasers and the Placement Agents.
“Registration Statement Filing” shall have the meaning set forth in Section 4.6.1.
“Registration Statement Notice” shall have the meaning set forth in Section 4.6.1.
“Securities Act” shall have the meaning set forth in the Recitals.
“Warrants” shall have the meaning set forth in the Recitals.
“Warrant Agent” shall mean Computershare Investor Services, LLC until a successor Warrant Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Warrant Agent” shall mean such successor Warrant Agent.
“Warrant Certificate” shall mean each Global Warrant Certificate and each Definitive Warrant Certificate issued under this Agreement.
“Warrant Exercise Period” shall have the meaning set forth in Section 4.1.1.
“Warrant Exercise Price” shall have the meaning set forth in Section 4.2.1.
“Warrant Expiration Date” shall have the meaning set forth in the Recitals.
“Warrant Register” shall have the meaning set forth in Section 3.3.2.
ARTICLE 2.
THE WARRANT AGENT
SECTION 2.1. APPOINTMENT OF WARRANT AGENT.
     The Company hereby appoints the Warrant Agent as its agent in respect of the Warrants and the Warrant Certificates, upon the terms and subject to the conditions set forth herein, and subject to resignation or removal of the Warrant Agent as provided herein. The Warrant Agent agrees to accept such appointment, upon the terms and subject to the conditions set forth herein. The Warrant Agent shall have the powers and authority granted to it by this Agreement and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it.
SECTION 2.2. DUTIES OF WARRANT AGENT.
     The Warrant Agent accepts its obligations set forth herein upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders from time to time of the Warrant Certificates shall be subject:
     (a) The Warrant Agent shall act hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. In acting under this Agreement and with respect to the Warrant Certificates, the Warrant Agent does not assume any obligation or relationship of agency or trust for or with any Holder.
     (b) The Warrant Agent shall be obligated to perform such duties as are specifically set forth herein and in the Warrant Certificates and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in this Agreement or the Warrant Certificates or in the case of the receipt of any written demand from any Holder with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceeding at law or otherwise, or to make any demand upon the Company.
     (c) The Warrant Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any one of the Chief Executive Officer, the Chief Legal Officer of the Company or from any other officer of the Company authorized by resolutions duly adopted by the Board of Directors of the Company to give such instructions (each a “Responsible Officer”) and to apply to such Responsible Officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions from any Responsible Officer with respect to any matter arising in connection with the Warrant Agent’s duties and obligations arising under this Agreement.
     (d) The Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with any notice, statement, instruction, request, direction, order or demand of a Responsible Officer of the Company believed by it to be genuine. Any such notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by a Responsible Officer.
     (e) Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a Responsible Officer, and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.
     (f) The Warrant Agent, to the extent permitted by applicable law, may engage or be interested in any financial or other transaction with the Company and may act on, or as depository, trustee or agent for, any committee or body of holders of shares or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent from acting in any other capacity for the Company.
     (g) The Warrant Agent shall not, by countersigning or delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property issued or issuable upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.
     (h) The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any fact exists that may require any adjustment to the Warrant Exercise Price, or with respect to the nature or extent of any adjustment, when made, or with respect to the method employed in making any adjustment to the Warrant Exercise Price.

     (i) The Warrant Agent shall not be liable for any act or omission in connection with this Agreement except for its own gross negligence, willful misconduct or bad faith.
     (j) The Warrant Agent may at any time consult with counsel satisfactory to it and shall incur no liability or responsibility in respect of any action taken, suffered or omitted to be taken by it in good faith in accordance with the opinion or advice of such counsel.
     (k) The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.
     (l) The Warrant Agent shall not be required to risk or expend its own funds in the performance of its obligations and duties hereunder unless it has obtained an indemnity reasonably satisfactory to it to reimburse it for such expenditure.
     (m) The Warrant Agent shall not be under any liability for interest on, and shall not be required to invest, any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates. The Warrant Agent shall not be accountable for the use or application by the Company of the proceeds of the exercise of any Warrant.
SECTION 2.3. COMPENSATION; INDEMNIFICATION.
     2.3.1. Compensation. The Company agrees to pay the Warrant Agent from time to time such compensation as shall be agreed upon by the Company and the Warrant Agent, and the Company agrees to reimburse the Warrant Agent for its reasonable out-of-pocket expenses and disbursements incurred without gross negligence, willful misconduct or bad faith on its part in connection with the services rendered by it hereunder.
     2.3.2. Indemnification. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense, including judgments, costs and reasonable counsel fees, incurred without gross negligence, willful misconduct or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder. The obligations of the Company under this Section 2.3.2 shall survive the exercise and the expiration of the Warrants and the resignation and removal of the Warrant Agent.
     2.3.3. Limitation on Liability. Except for liability arising from the gross negligence, willful misconduct or bad faith on the part of the Warrant Agent, the Company agrees to reimburse Computershare Investor Services, LLC (“Computershare”) as the Warrant Agent so any liability of Computershare shall be limited to the amount of fees paid by the Company to Computershare in the preceding thirty-six (36) months for the services rendered pursuant to this agreement, it being understood that such services could not be provided to the Company by Computershare at the prices set forth herein without the foregoing liability limitation. Under no circumstances shall either party be liable to one another for any special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if such party has been advised of the possibility of such loss or damage.
SECTION 2.4. RESIGNATION AND REMOVAL; SUCCESSOR WARRANT AGENTS.
     2.4.1. Resignation. The Warrant Agent may at any time resign as Warrant Agent and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the

Warrant Agent’s own gross negligence, willful misconduct or bad faith), by giving written notice to the Company and each Holder of Warrants of such resignation, specifying the date on which such resignation shall be effective; provided, that such notice shall be given no less than 90 days prior to such effective date. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Warrant Agent by written instrument in duplicate signed on behalf of the Company by a Responsible Officer, one copy of which shall be delivered to the resigning Warrant Agent and one copy to the successor Warrant Agent. Such resignation shall become effective upon the acceptance of the appointment by the successor Warrant Agent.
     2.4.2. Removal. The Company may, at any time and for any reason, remove the Warrant Agent and appoint a successor Warrant Agent by written instrument in duplicate, specifying such removal and the date on which it is to become effective, signed by a Responsible Officer of the Company, one copy of which shall be delivered to the Warrant Agent being removed and one copy to the successor Warrant Agent.
     2.4.3. Successor Warrant Agent. If a successor Warrant Agent does not take office within 90 days after the resignation or removal of the Warrant Agent, the Warrant Agent resigning or being removed, the Company or the Holders of at least 10% of the Warrants (other than affiliates of the Company) then outstanding may petition any court of competent jurisdiction for the appointment of a successor to the Warrant Agent at the expense of the Company. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any appointment of a successor Warrant Agent shall become effective upon acceptance of appointment by the successor Warrant Agent as provided in this Section 2.4. As soon as practicable after the appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each Holder. Each successor Warrant Agent shall execute and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder and all the provisions of this Agreement, and thereupon such successor Warrant Agent shall, without any further act, deed or conveyance, become vested with the same powers, rights, duties and responsibilities of its predecessor hereunder, with like effect as if it had been originally named herein, and the Warrant Agent shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all moneys, securities, records or other property on deposit with or held by the Warrant Agent under this Agreement. Any Person into which the Warrant Agent may be converted or merged, or any corporation resulting from any consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the trust business of the Warrant Agent, shall be a successor Warrant Agent under this Agreement without any further act on the part of any party. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to the Company and to each Holder.
ARTICLE 3.
THE WARRANTS
SECTION 3.1. NUMBER OF WARRANTS.
     The number of Warrants that may be issued and delivered under this Agreement is limited to (i) the 728,194 Warrants offered and sold by the Company pursuant to the Purchase Agreement and Placement Agreement, (ii) the 3,482 Warrants that have been issued to certain existing investors of the Company prior to the date hereof, (iii) up to an additional 600,000 Warrants to be offered and sold by the Company after the date hereof, provided that such issuance has been duly authorized by the Company’s Board of Directors and the Company delivers an officer’s certificate to such effect to the Warrant Agent setting forth the number of such additional Warrants no later than February 1, 2006, and (iv) such additional number of Warrants as shall be mutually agreed upon by the Warrant Agent and the Company following receipt by the Warrant Agent of a satisfactory officer’s certificate; except, in each case, for Warrants issued and delivered in connection with any transfer of, in exchange for, or in lieu of, other Warrants (which other Warrants shall be cancelled) in accordance with the terms of this Agreement.
SECTION 3.2. ISSUANCE OF WARRANTS; CERTIFICATES REPRESENTING WARRANTS.
     3.2.1. Warrant Certificate.
     (a) Beneficial ownership of Warrants offered and sold to QIBs will be issued in the form of a single, permanent Global QIB Warrant Certificate in definitive, fully registered form, in substantially the form set forth in Exhibit A to this Agreement, which will be deposited with the Custodian and registered in the name of the Depositary or a nominee of the Depositary.
     (b) Beneficial ownership of Warrants offered and sold to Accredited Investors will be issued in the form of a single, permanent Global Accredited Investor Warrant Certificate in definitive, fully registered form, in substantially the form set forth in Exhibit B to this Agreement, which will be deposited with the Custodian and registered in the name of the Depositary or a nominee of the Depositary.
     (c) Each Global Warrant Certificate shall represent such of the outstanding Warrants as shall be specified therein and each shall provide that it shall represent the aggregate number of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, transfers and exercises. Any endorsement of a Global Warrant Certificate to reflect the amount of any increase or decrease in the amount of outstanding Warrants represented thereby shall be made by the Warrant Agent or the Custodian, at the direction of the Warrant Agent.
     3.2.2. Global Common Share Certificate.
     (a) The Common Shares underlying Warrants that were offered and sold to QIBs will be issued in the form of a single, permanent Global QIB Common Share Certificate in definitive, fully registered form, in substantially the form set forth in Exhibit C to this Agreement, which will be deposited with the Custodian and registered in the name of the Depositary or a nominee of the Depositary.
     (b) The Common Shares underlying Warrants that were offered and sold to Accredited Investors will be issued in the form of a single, permanent Global Accredited Investor Common Share Certificate in definitive, fully registered form, in substantially the form set forth in Exhibit D to this Agreement, which will be deposited with the Custodian and registered in the name of the Depositary or a nominee of the Depositary.
     (c) Each Global Common Share Certificate shall represent such of the outstanding Common Shares as shall be specified therein and each shall provide that it shall represent the aggregate number of outstanding Common Shares from time to time endorsed thereon and that the aggregate amount of outstanding Common Shares represented thereby may from time to time be reduced or increased to reflect exercises of Warrant Certificates. Any endorsement of a Global Common Share Certificate to reflect the amount of any increase or decrease in the amount of outstanding Common Shares represented thereby shall be made by the Warrant Agent or the Custodian, at the direction of the Warrant Agent.

SECTION 3.3. RESTRICTION ON TRANSFER REGISTRATION OF TRANSFER AND EXCHANGE.
     3.3.1. Transfer Restrictions.
     (a) The Warrants have not been registered under the Securities Act or the securities laws of any jurisdiction and may not be transferred except in transactions that are exempt from registration under the Securities Act and the applicable securities laws of other jurisdictions and are otherwise subject to the transfer restrictions as set forth in the Offering Memorandum. Any transferee of the Warrants will be subject to and required to complete the Investment Representation, Transfer and Market Stand-Off Agreement attached hereto as Exhibit E.
     3.3.2. General. The Company shall cause to be kept at the Corporate Trust Office of the Warrant Agent a register (the register maintained in such office and in any other office or agency designated pursuant to Section 6.5 of this Agreement being herein collectively referred to as the “Warrant Register”) in which the Warrant Agent shall provide for the registration of Warrant Certificates and of transfers and exchanges of Warrants; provided that so long as such Warrants are subject to restrictions on transfer or exchange, transfers or exchanges of Warrants may only be made following the satisfactory review by the Company as to compliance with such restrictions on transfer or exchange.
     3.3.3. Transfer of a Beneficial Interest in a Global Warrant Certificate. The transfer and exchange of a beneficial interest in a Global Warrant Certificate shall be effected through the Depositary in accordance with this Agreement (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.
     3.3.4. Restrictions on Transfer of Global Certificates. Notwithstanding any other provisions of this Agreement, a Global Warrant Certificate may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
     3.3.5. Issuance of Definitive Warrant Certificates in the Absence of a Depositary. If at any time the Depositary notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant Certificates and a successor Depositary for the Global Warrant Certificates is not appointed by the Company within 90 days after delivery of such notice, then the Custodian, in accordance with the standing instructions and procedures existing among the Depositary and the Custodian, will cancel the Global Warrant Certificates, the Company will execute Definitive Warrant Certificates representing an aggregate number of Warrants equal to the aggregate number of Warrants evidenced by the Global Warrant Certificates, and the Warrant Agent will countersign and deliver to each Person designated by the Depositary as a Holder of a beneficial interest in the Global Warrant Certificates a Definitive Warrant Certificate evidencing a number of Warrants equal to such interest.
     3.3.6. Legends. Each Definitive Warrant Certificate issued pursuant to Section 3.3.5 shall bear legends substantially similar to the legends set forth on the Global Warrant Certificate (as set forth in Annex A hereto) in respect of which such Definitive Warrant Certificate was issued.
     3.3.7. Cancellation and/or Adjustment of Global Warrant Certificate and Global Common Share Certificate. At such time as all interests in a Global Warrant Certificate have been exercised for Common Shares or cancelled, such Global Warrant Certificate shall be returned to or retained and cancelled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant Certificate is exercised for Common Shares, the number of Warrants represented by such Global Warrant

Certificate shall be reduced and an endorsement shall be made on such Global Warrant Certificate, by the Warrant Agent or the Custodian, at the direction of the Warrant Agent, to reflect such reduction, and the number of Common Shares represented by the Global Common Share Certificate shall be proportionately increased and an endorsement shall be made on such Global Common Share Certificate, by the Warrant Agent or the Custodian, at the direction of the Warrant Agent, to reflect such increase.
     3.3.8. Taxes. No service charge shall be payable by any Holder for any registration of transfer or exchange of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates other than exchanges not involving any transfer.
SECTION 3.4. REGISTRATION RIGHTS AND MARKET STAND-OFF.
     The Warrants shall be entitled to the registration rights as set forth in the Registration Rights Agreement and shall be subject to the market stand-off provisions contained therein.
SECTION 3.5. EXECUTION AND DELIVERY.
     The Warrant Certificates shall be executed on behalf of the Company by its Chairman, Chief Executive Officer, President or Chief Financial Officer and by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Warrant Certificates may be manual or facsimile. Warrant Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Warrant Certificates or the date they are countersigned by the Warrant Agent. No Warrant Certificate or the Warrants represented thereby shall be valid or be entitled to any benefit under this Agreement unless such Warrant Certificate has been countersigned by an authorized officer of the Warrant Agent by manual signature. All Warrant Certificates shall be dated the date they are countersigned by the Warrant Agent.
     At any time and from time to time after the execution and delivery of this Agreement, the Company shall deliver Warrant Certificates executed by the Company in accordance with this Section 3.5 to the Warrant Agent. Subject to Section 3.1 of this Agreement, the Warrant Agent shall, upon the written request of a Responsible Officer of the Company, countersign and deliver Warrant Certificates representing such number of Warrants, registered in such names and bearing such legends as may be specified in such request. The Warrant Agent shall also countersign and deliver Warrant Certificates as otherwise provided in this Agreement.
SECTION 3.6. DESTROYED, LOST, MUTILATED OR STOLEN WARRANT CERTIFICATES.
     If there shall be delivered to the Company and the Warrant Agent evidence to their satisfaction of the destruction, loss, mutilation or theft of any Warrant Certificate and such security and indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, and in the case of mutilation, upon surrender of such Warrant Certificate to the Warrant Agent for cancellation, the Company shall execute and the Warrant Agent shall countersign and deliver, in lieu of or in exchange for any such destroyed, lost, mutilated or stolen Warrant Certificate, a new Warrant Certificate for a like number of Warrants, bearing a certificate number not contemporaneously outstanding.
     Upon the issuance of any new Warrant Certificate under this Section 3.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) connected therewith.
     Every substitute Warrant Certificate issued and delivered pursuant to this Section 3.6 in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of, and be subject to all the limitations of rights set forth in, this Agreement equally and proportionately with any and all other Warrant Certificates duly issued and delivered hereunder.
     The provisions of this Section 3.6 are exclusive and shall preclude (to the extent lawful) any and all other rights and remedies with respect to the replacement of destroyed, lost, mutilated or stolen Warrant Certificates notwithstanding any law or statute existing or hereafter enacted to the contrary.
SECTION 3.7. PERSONS DEEMED OWNERS.
     The Company and the Warrant Agent, and any agent of the Company or the Warrant Agent, may deem and treat the Person in whose name a Warrant Certificate is registered in the Warrant Register as the absolute, true and lawful owner of such Warrant Certificate and the Warrants represented thereby (notwithstanding any notation of ownership or other writing thereon made by any Person) for all purposes, and neither the Company nor the Warrant Agent nor any of their respective agents shall be affected by any notice or knowledge to the contrary.
SECTION 3.8. CANCELLATION OF WARRANT CERTIFICATES.
     All Warrant Certificates surrendered for registration of transfer, exchange or exercise shall be delivered to the Warrant Agent and shall be promptly cancelled by the Warrant Agent. The Company may at any time deliver to the Warrant Agent for cancellation any Warrant Certificates previously delivered hereunder that the Company may have acquired in any manner whatsoever, and all Warrant Certificates so delivered shall be promptly cancelled by the Warrant Agent. No Warrant Certificates shall be delivered in lieu of or in exchange for any Warrant Certificates cancelled by the Warrant Agent, except as expressly permitted by this Agreement.
SECTION 3.9. NO RIGHTS AS STOCKHOLDERS.
     Nothing contained in this Agreement or in the Warrant Certificates shall be construed as conferring upon the Holders or any transferees any of the rights of stockholders of the Company, including without limitation, the right to vote or to receive dividends or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter. Nothing contained in this Agreement shall be construed as imposing any liabilities on such Holder to purchase any securities or as a stockholder of the Company, whether such liabilities are assumed by the Company or by creditors or stockholders of the Company or otherwise.
ARTICLE 4.
EXERCISE OF WARRANTS
SECTION 4.1. EXERCISE PERIOD.
     4.1.1. Warrant Exercise Period. Subject to and upon compliance with the provisions of this Agreement, at the option of the Holder thereof, a Warrant may be exercised at the Warrant Exercise Price in effect at the time of exercise, at any time on any Business Day during the period (the “Warrant Exercise Period”) commencing on the earlier of (i) the effective date of the registration statement for the Company’s initial public offering of its common shares or (ii) 18 months from the date hereof, and ending at 5:00 P.M., New York City time, on the Warrant Expiration Date, unless the Warrant Exercise Period is extended by the Company. Following the Warrant Expiration Date, any Warrant not previously exercised shall expire and be null and void, and all rights of the Holder under the Warrant Certificate evidencing such Warrant and under this Agreement shall cease.
SECTION 4.2. SHARES ISSUABLE UPON EXERCISE; EXERCISE PRICE.
     4.2.1. Shares and Exercise Price Under Warrants. Subject to and upon compliance with the provisions of this Agreement, each Warrant shall entitle the Holder thereof to purchase from the Company one Common Share of the Company at an exercise price (the “Warrant Exercise Price”) of the greater of $15.00 per Common Share or (ii) the Net Asset Value per Common Share as set forth in Section 4.6.1; provided that prior to the BDC/Registration Statement Notice Date, the Warrant Exercise Price will be $15.00. The Warrant Exercise Price and the number and kind of securities or other property issuable upon exercise of the Warrants shall be adjusted in certain instances as provided in Section 4.6 of this Agreement.
SECTION 4.3. METHOD OF EXERCISE.
     4.3.1. Method of Exercise. Each Warrant may be exercised in whole or in part. In order to exercise any Warrant, the Holder thereof shall deliver to the Warrant Agent at the office or agency of the Company maintained for that purpose pursuant to Section 6.5, a notice of exercise in the form attached to Exhibit F hereto (the “Notice of Exercise”) duly completed and executed by the Holder or by the Holder’s legal representative or attorney duly authorized in writing to the satisfaction of the Warrant Agent, and accompanied by payment in full of the aggregate Warrant Exercise Price for the number of Common Shares specified in the Notice of Exercise, and of any other amounts required to be paid in connection with such exercise, (i) by cash or certified or official bank check or (ii) by such other means as is acceptable to the Company in the lawful currency of the United States of America which as of the time of payment is legal tender for payment of public or private debts. Warrants shall be deemed to have been exercised immediately prior to the close of business on the date of delivery of the Notice of Exercise and payment in accordance with the foregoing provisions, and at such time the Person or Persons entitled to receive the Common Shares issuable upon exercise shall be treated for all purposes as the record holder or holders of such Common Shares at the close of business on the date of such surrender, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Common Shares shall not then be actually delivered to such Person or Persons. Notwithstanding the foregoing, to the extent required by the Warrant Agent upon advice of counsel, prior to any exercise of Warrants, and so long as any such Warrants to be exercised or the Common Shares to be provided upon exercise of such Warrants have not been registered under the Securities Act, the Warrant Agent shall be provided satisfactory evidence by any such Holder as to such Holder’s status as an Accredited Investor or as a QIB or any similar such classification.
SECTION 4.4. ISSUANCE OF COMMON SHARES.
     Upon the exercise of any Warrants, the Warrant Agent shall (i) cause an amount equal to the amount paid by the Holder upon exercise to be paid to the Company by depositing the same in an account designated by the Company for that purpose or delivering such payment in such other manner as is acceptable to the Company, and (ii) immediately inform the Company in writing of such exercise and deposit or delivery, including the number of Warrants exercised and the instructions of the exercising Holder with respect to delivery of the Common Shares issuable upon such exercise. Within five Business

Days of the Company’s receipt of notice from the Warrant Agent pursuant to clause (ii) in the immediately preceding sentence, the Company shall direct the Warrant Agent to effect such issuance in the Global Common Share Certificates, or if otherwise permitted, shall issue and deliver or cause to be delivered at such office or agency maintained pursuant to Section 6.5 a certificate or certificates evidencing the number of full Common Shares issuable upon exercise of such Warrants, registered in such name or names as may be directed by such Holder in the Notice of Exercise, in each case together with a check for payment in lieu of any fractional share, as provided in Section 4.5 of this Agreement.
SECTION 4.5. FRACTIONS OF SHARES.
     No fractional Common Shares shall be issued upon exercise of any Warrants. If more than one Warrant shall be exercised at one time by the same Holder, the number of full shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Common Shares issuable under the Warrants so exercised. In lieu of any fractional Common Shares that would otherwise be issuable upon exercise of any Warrant or Warrants, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per Common Share (as determined by the Board of Directors of the Company or in any manner prescribed by the Board of Directors) at the close of business on the day such exercise is deemed to have occurred.
SECTION 4.6. ADJUSTMENT OF NUMBER OF SHARES AND EXERCISE PRICE.
     4.6.1. Adjustment to Exercise Price of Warrant upon Business Development Company Election. The Company shall deliver to the Holders a notice of the Company’s intention to file a registration statement under the Securities Act covering the Company’s Common Shares (a “Registration Statement Filing”) (a “Registration Statement Notice”) or to file with the Securities and Exchange Commission a Form N-54A under the 1940 Act to be regulated as a business development company under the 1940 Act (“Form N-54A”) or, if available, a notice on Form N-6F under the 1940 Act of the Company’s intention to be regulated as a business development company under the 1940 Act (“Form N-6F”) (the “BDC Election”), which such notice shall specify that an adjustment to the exercise price of the Warrants pursuant to Section 4.6.1 of this Agreement is expected to occur, within no earlier than 10 days following delivery of such notice and no later than 30 days following delivery of such notice (the date of delivery of such notice by the Company, the “BDC/Registration Statement Notice Date”). On the date of the BDC Election, the Warrant Exercise Price then in effect will be adjusted to a price equal to the greater of (x) $15.00 and (y) the then Net Asset Value Per Common Share; provided, however, that if after any such adjustment the Registration Statement Filing or Form N-6F or Form N-54A filing that triggered such adjustment is abandoned by the Company prior to its effectiveness, the Warrant Exercise Price will revert to the Warrant Exercise Price in effect immediately prior to such adjustment. For purposes of this Section 4.6.1, the Company’s “Net Asset Value Per Common Share” as of the date of the BDC Election shall mean the total net asset value of the Company on such date as certified by the Chief Financial Officer of the Company, divided by the number of Common Shares of the Company outstanding as of such date, assuming the conversion into Common Shares of all shares of convertible preferred stock of the Company, if any, then outstanding.
     4.6.2. Stock Dividends, Splits, Etc. The number of Common Shares issuable upon exercise of the Warrants (or any shares of stock or other securities at the time issuable upon exercise of such Warrants) and the Warrant Exercise Price shall be appropriately adjusted to reflect any and all stock dividends (other than cash dividends), stock splits, combinations of shares, reclassifications, recapitalizations or other similar events affecting the number of outstanding Common Shares (or such other stock or securities) so that the Holder thereafter exercising Warrants shall be entitled to receive the number of Common Shares or other capital stock which the Holder would have received if such Warrant had been exercised immediately prior to such event.

     Whenever the number of Common Shares issuable upon exercise of a Warrant is adjusted pursuant to this Section 4.6.2, the Warrant Exercise Price shall be adjusted by multiplying the Warrant Exercise Price immediately prior to such adjustment by a fraction the numerator of which is the number of shares issuable upon exercise of the Warrant prior to such adjustment and the denominator of which is the number of shares issuable upon exercise of such Warrant after such adjustment.
     4.6.3. Extraordinary Dividends. Notwithstanding Section 4.6.2, in case the Company shall at any time during the term of this Agreement make an extraordinary dividend on the outstanding Common Shares (excluding any ordinary quarterly cash dividends paid during the term of the Warrants and cash dividends paid in conjunction with the Company’s anticipated election to be treated as a Registered Investment Company under the Internal Revenue Code), each Holder will be entitled to receive the extraordinary dividend made on the outstanding Common Shares which the Holder would have received if such Warrant had been exercised immediately prior to such extraordinary dividend.
     4.6.4. Capital Reorganization or Reclassification. If the Common Shares issuable upon the exercise of the Warrants shall be changed into the same or different number of shares of any class or classes of Common Shares, whether by capital reorganization, reclassification or otherwise (other than a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Agreement), then, in and as a condition to the effectiveness of each such event, the Holder of a Warrant shall have the right thereafter to exercise such Warrant for the kind and amount of Common Shares and other securities and property receivable upon such reorganization, reclassification or other change by the holder of the number of Common Shares for which such Warrant might have been exercised immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.
     4.6.5. Merger. In case of a dividend or distribution paid pursuant to a plan of consolidation or merger of the Company with another Person (other than a merger or consolidation in which the Company is the continuing Person and the Common Shares are not exchanged for securities, property or assets issued, delivered or paid by another Person), or in case of any lease, sale or conveyance to another Person (other than to a wholly owned domestic subsidiary of the Company so long as such subsidiary continues to be wholly owned) of all or substantially all of the property or assets of the Company, the Warrants shall thereafter (until the end of the Warrant Exercise Period) evidence the right to receive, upon its exercise, in lieu of Common Shares deliverable upon such exercise, immediately prior to such consolidation, merger, lease, sale or conveyance the kind and amount of shares and/or other securities and/or property and assets and/or cash that the Holder would have been entitled to receive upon such consolidation, merger, lease, sale or conveyance had the Holder exercised the Warrants immediately prior to such consolidation, merger, lease, sale or conveyance; provided, however, to the extent a stockholder would have had an opportunity to elect the form of consideration in such a transaction, any holder not exercising its warrants shall be entitled to the same consideration that a holder of such Common Shares failing to make any such election would have been entitled to receive upon such transaction.
     The Company shall not consummate any transaction that effects or permits any such event or occurrence unless each Person whose shares of stock, securities or assets will be issued, delivered or paid to the holders of the Common Shares (including the Company with respect to clause (ii) below), prior to or simultaneously with the consummation of the transaction, (i) is a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and (ii) expressly assumes, or in the case of the Company, acknowledges, by a Warrant supplement or other document in a form substantially similar hereto, executed and delivered to the Holder thereof, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions of this Section 4.6.5, such Holder is entitled to purchase, and all other obligations and liabilities under this Warrant, including the obligations and liabilities in respect of subsequent adjustments that are required under this Warrant and the registration rights under Section 3.4 hereof.

     4.6.6. Certificate Regarding Adjustment. The certificate of any independent firm of public accountants of recognized national standing selected by the Board of Directors of the Company shall be evidence of the correctness of any computations under Sections 4.6.1 through 4.6.5 of this Agreement.
     4.6.7. Minimum Adjustment. No adjustment of the Warrant Exercise Price shall be required under this Section 4.6 if the amount of such adjustment is less than 1% of the Warrant Exercise Price then in effect; provided, however, that any adjustments that by reason of the foregoing are not required at the time to be made shall be carried forward and taken into account and included in determining the amount of any subsequent adjustment. If the Company shall take a record of holders of Common Shares for the purpose of entitling them to receive any dividend or distribution and thereafter and before the distribution to stockholders of any such dividend or distribution, legally abandons its plan to pay or deliver such dividend or distribution, then no adjustment of the Warrant Exercise Price shall be required by reason of the taking of such record. All calculations under this Section 4.6 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.
     4.6.8. Certificate of Authorized Officer. Whenever a Warrant Exercise Price is adjusted pursuant to this Section 4.6, the Company shall promptly file with the Warrant Agent and with each transfer agent for the Common Shares a certificate signed by the Chief Executive Officer, President or Chief Financial Officer and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth in reasonable detail the events requiring the adjustment, the method by which such adjustment was calculated, and specifying the Warrant Exercise Price and the number or kind or class of shares or other securities or property purchasable upon exercise of the Warrants after giving effect to such adjustment, and will cause to be mailed, first class, postage prepaid a summary thereof to the registered Holders of the Warrant Certificates at their last addressees as they appear on the registry books of the Warrant Agent.
SECTION 4.7. NOTICE OF CERTAIN CORPORATE ACTION.
     In case:
     (a) the Company shall declare a dividend (or any other distribution) on the Common Shares, including any extraordinary dividend (but other than ordinary quarterly cash dividends paid during the term of the Warrants and cash dividends paid in conjunction with the Company’s anticipated election to be treated as a Registered Investment Company under the Internal Revenue Code); or
     (b) the Company shall authorize the granting to the holders of the Common Shares of pro rata rights, options or warrants to subscribe for or purchase any shares of capital stock of the Company; or
     (c) of any reclassification of the Common Shares of the Company (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company (other than to a wholly owned domestic subsidiary of the Company so long as such subsidiary continues to be wholly owned); or
     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;
then the Company shall cause to be filed at each office or agency maintained pursuant to Section 6.5 of this Agreement for the purpose of exercising Warrants and shall cause to be mailed to all registered Holders at their last addresses as they shall appear in the Warrant Register, no later than ten (10) Business Days prior to the event specified in (a), (b), (c) or (d) above, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (ii) the date on which such reclassification, consolidation, merger, transfer, dissolution, liquidation or winding up (or amendment thereto) is expected to become effective, and the date as of which it is expected that holders of record of such class of Common Shares shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, transfer, dissolution, liquidation or winding up. The Warrant Agent shall not be responsible for giving such notice or for the contents of any such notice to the Holders.
SECTION 4.8. COMPANY TO RESERVE COMMON SHARES.
     The Company shall at all times during the Warrant Exercise Period, reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Shares, for the purpose of effecting the exercise of Warrants, the full number of Common Shares then issuable upon the exercise of all outstanding Warrants.
SECTION 4.9. TAXES ON EXERCISES.
     The Company shall pay any and all taxes that may be payable in respect of the issue or delivery of Common Shares on exercise of Warrants pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of (i) income of the Holder or (ii) any transfer involved in the issue and delivery of Common Shares in a name other than that of the Holder of the Warrant or Warrants to be exercised, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such taxes or has established to the satisfaction of the Company that such tax has been paid.
SECTION 4.10. COVENANT AS TO COMMON SHARES.
     The Company covenants that all Common Shares that may be issued upon exercise of any Warrants will, upon issue and payment of the Warrant Exercise Price therefor, be validly issued, fully paid and nonassessable and free and clear from all taxes, liens, charges, security interests, encumbrances and other restrictions created by or through the Company, other than those set forth in the Company’s Charter.
SECTION 4.11. NO CHANGE OF WARRANT NECESSARY.
     Irrespective of any adjustment in a Warrant Exercise Price or in the number or kind of shares or other property issuable upon exercise of the Warrants, the Warrant Certificates theretofore or thereafter issued may continue to express the same Warrant Exercise Price and number and kind of shares issuable upon exercise per Warrant as are stated in the Warrant Certificates initially issued pursuant to this Agreement.
SECTION 4.12. ENFORCEMENT OF RIGHTS.
     Notwithstanding any of the provisions of this Agreement, any Holder, without the consent of the Warrant Agent or any other Holder, may enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce such Holder’s right to exercise the Warrants evidenced by such Holder’s Warrant Certificate in the manner provided in such Warrant Certificate and this Agreement.

SECTION 4.13. AVAILABLE INFORMATION
     The Company shall promptly file with the Warrant Agent (and cause the Warrant Agent to deliver to the Holders of the Warrants upon request to the Company) copies of its annual reports and of the information, documents and other reports delivered or made available to stockholders of the Company.
ARTICLE 5.
AMENDMENTS
SECTION 5.1. AMENDMENT OF AGREEMENT.
     The Warrant Agent and the Company may, without the consent of any Holders, amend this Agreement in such manner as they shall deem appropriate to cure any ambiguity, to correct any defective or inconsistent provision or manifest mistake or error herein contained, or in any other manner that they may deem necessary or desirable and which shall not adversely affect the rights of the Holders of Warrants. This Agreement shall not otherwise be modified, supplemented or amended in any respect by the Warrant Agent and the Company, except with the consent in writing of the Holders of outstanding Warrants representing not less than a majority of the Warrants then outstanding; provided, however that the consent in writing of each and every Holder of Warrants shall be required for any such modification, supplement or amendment which changes the Warrant Exercise Period (except to extend the expiration of the Warrant Exercise Period to a later date), increases the Warrant Exercise Price (except as otherwise expressly contemplated by this Agreement) or reduces the number of Common Shares issuable upon the exercise of the Warrants (except as otherwise expressly contemplated by this Agreement).
     Any modification, supplement or amendment pursuant to this Section 5.1 shall be binding upon all present and future Holders, whether or not they have consented to such modification, supplement or amendment, and whether or not notation of such modification, supplement or amendment is made upon any Warrant Certificate issued to such Holder.
     Notwithstanding anything herein to the contrary, upon advice of external counsel, the Warrants may be modified to the extent any changes to the terms of the Warrants are deemed necessary to comply with the rules and regulations of the 1940 Act as interpreted by the Securities and Exchange Commission.
SECTION 5.2. RECORD DATE.
     The Company may set a record date for purposes of determining the identity of Holders entitled to consent to any modification, supplement or amendment to this Agreement. If the Company does not set a record date, the record date shall be 30 days prior to the first solicitation of such consent.
ARTICLE 6.
MISCELLANEOUS PROVISIONS
SECTION 6.1. COUNTERPARTS.
     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute the same instrument.

SECTION 6.2. GOVERNING LAW.
     THIS AGREEMENT AND THE WARRANT CERTIFICATES ISSUED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.
SECTION 6.3. DESCRIPTIVE HEADINGS.
     The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.
SECTION 6.4. NOTICES.
     Any notice, request or other document permitted or required hereunder to be given to any Holder shall be sufficiently given if in writing and mailed first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Warrant Register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holders shall affect the sufficiency of such notice with respect to other Holders. Any notice required hereunder to be given to any Holder may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Warrant Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     Any notice, request, waiver, consent or other document provided or permitted by this Agreement to be given to (i) the Warrant Agent by any Holder or by the Company shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid or sent by facsimile, to and received by the Warrant Agent at its Corporate Trust Office, and (ii) the Company by the Warrant Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid or sent by facsimile, to the Company at the address or facsimile number of its principal office specified in the first paragraph of this Agreement or at any other address or facsimile number previously furnished in writing to the Warrant Agent by the Company.
     In the event the Warrant Agent shall receive any notice, demand or other document addressed to the Company by any Holder, the Warrant Agent shall promptly forward such notice or demand to the Company.
SECTION 6.5. MAINTENANCE OF OFFICE.
     So long as any of the Warrants remain outstanding, the Company shall designate and maintain in the State of Kansas an office or agency where Warrant Certificates may be surrendered for registration of transfer or for exchange, where Warrants may be surrendered for exercise and where notices and demands to or upon the Company in respect of the Warrants and this Warrant Agreement may be served. The Company may from time to time change or rescind such designation as it may deem desirable or expedient. The Company will give prompt written notice to the Warrant Agent of the location, and any change in the location, of such office or agency. The Company hereby designates the Corporate Trust Office of the Warrant Agent as the initial agency maintained for each such purpose. If at any time the Company shall fail to maintain any such required office or agency or shall fail to notify the Warrant Agent of the location thereof or of any change in the location thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Warrant Agent, and the

Company hereby appoints the Warrant Agent as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may also from time to time designate one or more other offices or agencies (in or outside the State of Kansas) where Warrant Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the State of Kansas for such purposes. The Company shall give prompt written notice to the Warrant Agent of any such designation or rescission, and of any change in the location of, any such other office or agency.
SECTION 6.6. SUCCESSORS AND ASSIGNS.
     All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.
SECTION 6.7. SEPARABILITY.
     In case any provision in this Agreement or in the Warrant Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 6.8. PERSONS HAVING RIGHTS UNDER AGREEMENT.
     Nothing in this Agreement or in the Warrant Certificates, expressed or implied, is intended, or shall be construed, to give any Person, other than the parties hereto and their successors hereunder, and the Holders of Warrants, any benefit, right, remedy or claim under or by reason of this Agreement.
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     IN WITNESS WHEREOF, the Company and the Warrant Agent have caused this Agreement to be executed by their duly authorized officers as of the date set forth below.

TORTOISE CAPITAL RESOURCES CORPORATION

By:
Name:
Title:

COMPUTERSHARE INVESTOR SERVICES, LLC

By:
Name:
Title:
Dated: December 8, 2005

ANNEX A
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, UNTIL SUCH TIME AS THE CORPORATION’S COMMON SHARES ARE REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE “EXCHANGE ACT”), THE CORPORATION HAS ELECTED TO BE REGULATED AS A BUSINESS DEVELOPMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”), AND THE CORPORATION’S WARRANTS QUALIFY AS “PUBLICLY OFFERED SECURITIES” (WITHIN THE MEANING OF THE PLAN ASSET REGULATIONS OF THE DEPARTMENT OF LABOR AT 29 C.F.R § 2510.3-101 (THE “PLAN ASSET REGULATIONS”)), THIS SECURITY MAY NOT BE OFFERED, SOLD, OR PLEDGED EXCEPT AS SET FORTH IN THIS PARAGRAPH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS (X) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (Y) AN “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(3), (4), (5), (6), (7) OR (8) UNDER THE SECURITIES ACT), (2) REPRESENTS THAT IT IS NOT A BENEFIT PLAN INVESTOR (WITHIN THE MEANING OF THE PLAN ASSET REGULATIONS), WHETHER OR NOT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE, (3) REPRESENTS THAT IT IS A “QUALIFIED PURCHASER” AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT, (4) AGREES THAT HE, SHE OR IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES OR AN AVAILABLE EXEMPTION THEREFROM, IN EACH CASE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE INVESTMENT REPRESENTATION, TRANSFER AND MARKET STAND-OFF AGREEMENT AND DESCRIBED ABOVE, AND (5) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
     FOLLOWING THE EFFECTIVENESS OF THE CORPORATION’S EXCHANGE ACT REGISTRATION WITH RESPECT TO ITS COMMON STOCK AND THE CORPORATION’S ELECTION TO BE REGULATED AS A BUSINESS DEVELOPMENT COMPANY UNDER THE 1940 ACT, THE RESTRICTION ON TRANSFER IN CLAUSE (3) OF THE PRECEDING PARAGRAPH WILL NO LONGER APPLY TO TRANSFERS OF THIS SECURITY. IN ADDITION, FOLLOWING THE DATE THAT THE CORPORATION’S WARRANTS QUALIFY AS “PUBLICLY OFFERED SECURITIES” UNDER THE PLAN ASSET REGULATIONS, THE RESTRICTION ON TRANSFER IN CLAUSE (2) OF THE PRECEDING PARAGRAPH WILL NO LONGER APPLY.
     IF ANY RESALE OR OTHER TRANSFER OF THE SECURITIES IS PROPOSED TO BE MADE OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR RULE 144 UNDER THE SECURITIES ACT, THE TRANSFEROR SHALL DELIVER TO THE CORPORATION AND THE TRANSFER AGENT, AN AGREEMENT (OBTAINABLE FROM THE COMPANY) FROM THE TRANSFEREE SUBSTANTIALLY IN THE FORM OF APPENDIX A TO THE WARRANT AGREEMENT (“THE INVESTMENT REPRESENTATION, TRANSFER AND MARKET STAND-OFF AGREEMENT”) RELATING TO THESE SECURITIES WHICH SHALL PROVIDE, AS APPLICABLE, AMONG OTHER THINGS, THAT THE TRANSFEREE IS A QUALIFIED PURCHASER AND A QUALIFIED INSTITUTIONAL BUYER AND THAT SUCH TRANSFEREE IS ACQUIRING THE WARRANTS FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN

VIOLATION OF THE SECURITIES ACT. THE CORPORATION RESERVES THE RIGHT PRIOR TO ANY OFFER, SALE OR OTHER TRANSFER OTHER THAN TO A QUALIFIED INSTITUTIONAL BUYER OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE CORPORATION.
     ONLY WHOLE SECURITIES WILL BE ISSUED AND MAY BE TRANSFERRED. ANY TRANSFER IN VIOLATION OF THE FOREGOING OR ANY TRANSFER OF FRACTIONAL SECURITIES SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO THE RECEIPT OF DIVIDENDS ON THE COMMON STOCK, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SECURITIES.
     SO LONG AS THESE SECURITIES ARE “RESTRICTED SECURITIES” (AS SUCH TERM IS DEFINED IN RULE 144(a)(3) UNDER THE SECURITIES ACT), THE CORPORATION AGREES TO MAKE AVAILABLE TO EACH HOLDER AND EACH PROSPECTIVE PURCHASER OF THE SECURITIES DESIGNATED BY A HOLDER, UPON REQUEST, THE INFORMATION REQUIRED TO BE PROVIDED PURSUANT TO RULE 144A(d)(4) UNDER THE SECURITIES ACT.
     THE WARRANTS EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND ENTITLED TO THE OBLIGATIONS AND BENEFITS OF A CERTAIN REGISTRATION RIGHTS AGREEMENT, DATED AS OF DECEMBER 8, 2005.

EXHIBIT A
Global QIB Warrant Certificate

EXHIBIT B
Global Accredited Investor Warrant Certificate

EXHIBIT C
Global QIB Common Share Certificate

EXHIBIT D
Global Accredited Investor Common Share Certificate

EXHIBIT E
Investment Representation, Transfer and Market Stand-Off Agreement

To:	Tortoise Capital Resources Corporation
c/o Tortoise Capital Advisors, LLC
10801 Mastin Boulevard, Suite 222
Overland Park, Kansas 66210
A. REPRESENTATION AND TRANSFER
I.	The undersigned certifies that it is either a QIB (as defined) or an Accredited Investor (as defined):
(i)	For QIBs: The undersigned certifies that it is familiar with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and represents and warrants that:

(a)	it is a Qualified Institutional Buyer (“QIB”) as described in Annex A hereto;

(b)	as of , ,[1] the undersigned owned or invested on a discretionary basis $ [2] in eligible “securities” (as defined and calculated as set forth in Annex A);

(c)	if the undersigned decides to purchase Rule 144A securities for the accounts of others, it will only purchase Rule 144A securities for accounts that independently qualify as QIBs as defined in Rule 144A (unless the undersigned is an insurance company (as described in Annex A) and is purchasing for the account of one or more of its “separate accounts” (as defined in Annex A));

(d)	The undersigned has listed below those of its accounts that are QIBs and if the undersigned is an insurance company (as described in Annex A), those of its accounts that are separate accounts (as defined in Annex A), and for which it intends to purchase Rule 144A securities; the undersigned has accurately provided the information requested for each of the accounts listed below; and the undersigned agrees that any of the accounts listed below for which it purchases Rule 144A securities will be deemed to be a part of and subject to the representations contained in this certification; and

(e)	The undersigned’s current fiscal year ends on , ;
or
(ii)	For Accredited Investors: The undersigned certifies that it is familiar with Regulation D under the Securities Act, and represents and warrants that:

(a)	The undersigned is an Accredited Investor as defined in Rule 501(a)(3), (4), (5), (6), (7) or (8) under the Securities Act and has completed Annex B hereto indicating its qualifications thereby.
II.	The undersigned certifies that it has read Annex C, “Restrictions on Sales of Book-Entry Securities Designated QIB/QP or 3(c)(7)” attached hereto, and the undersigned certifies that it is

[1]	Insert a specific date on or since the end of the undersigned’s most recent fiscal year.

[2]	The amount must be a specific amount in excess of $100 million or such lesser amount as contemplated by paragraph (b), (j) or (o) of Annex A.

a “Qualified Purchaser” as defined in Section 2(a)(51) of, and the related rules under, the Investment Company Act of 1940, as amended, and the undersigned represents and warrants that (if the undersigned certifies that it is unable to make the representations and warranties contained in II(i), it should so indicate on the signature line below):
(i)	it is not a:

“dealer” described in (j) of Annex A that owns and invests on a discretionary basis less than $25,000,000 in eligible “securities” (excluding securities constituting the whole or part of an unsold allotment to or subscription as a participant in a public offering);

“plan” described in. (f) or (g) of Annex A or a “trust fund” described in (h) of Annex A;

(ii)	the undersigned has indicated with a check mark each of the sub-accounts listed below which can independently make each of the representations and warranties in this Section II. If the undersigned decides to purchase securities designated QIB/QP or 3(c)(7) for the accounts of others, it will only purchase for accounts which are checked below, and those accounts will be deemed to make the representations and warranties in I(i) and this Section II. (An insurance company may purchase for one or more of its separate accounts, without regard to whether the account could independently make those representations and warranties);

(iii)	it is not an entity that was formed for the specific purpose of investing in Section 3(c)(7) securities (or if it was formed for such purpose, then each beneficial owner of its securities is a QP);

(iv)	it is not an entity that was formed or is operated as a device for facilitating individual investment decisions of its participants or securityholders;

(v)	if it was formed prior to April 30, 1996 and is an investment company excepted from the Investment Company Act pursuant to Section 3(c)(1) or Section 3(c)(7) thereof, then its treatment as a Qualified Purchaser has been consented to (in the manner required by Section 2(a)(51)(C) of the Investment Company Act and rules thereunder) by its beneficial owners who acquired their interests on or before April 30, 1996; and

(vi)	except as set forth in (ii) above, it will not hold Section 3(c)(7) securities for the benefit of any other person, and it will not sell participation interests in the securities to any other person or enter into any other arrangement pursuant to which any other person shall be entitled to a beneficial interest in the distributions on the securities.
The undersigned is aware that the registrar and transfer agent for the Company’s warrants (the “Warrants”) will not be required to accept for registration of transfer the Warrants acquired by the undersigned except upon presentation of evidence satisfactory to the Company and the transfer agent that the transferee would satisfy the definition of a “qualified purchaser.” The undersigned is also aware that any certificates representing Warrants will bear a legend reflecting the substance of this paragraph.
III.	The undersigned hereby acknowledges and agrees that none of its assets consist of assets of an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), whether or not subject to Title I of ERISA or Section 4975 of the Code, including without limitation, public and private employee benefit plans, IRAs, Keoghs, church plans, and entities which hold, or are deemed to hold, such assets under the Department of Labor Regulations at 29 C.F.R. § 2510.3-101 (the “Plan Asset Regulations”). The undersigned understands and acknowledges that it cannot make a transfer to any party unless the foregoing representation is made by such party. The undersigned is aware that the registrar and transfer agent for the Warrants will not be required to accept for registration of transfer of the Warrants acquired by the undersigned, except upon presentation of evidence satisfactory to the Company and the transfer agent that the foregoing representation would be complied with upon any such transfer; provided that completing and executing a copy of this Agreement and furnishing it to the Company shall satisfy such requirement. The undersigned is also aware that any certificates representing Warrants will bear a legend reflecting the substance of this paragraph.

IV.	The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company and in the Warrants. The undersigned recognizes that an investment in the Company involves a high degree of risk.

V.	The undersigned is acquiring the Warrants for investment purposes and not with a view to distribution thereof or with any present intention of offering or selling the Warrants in violation of the Securities Act.

VI.	The undersigned is aware that the undersigned must bear the economic risk of the undersigned’s investment in the Company for an indefinite period of time because the Warrants have not been registered in the United States under the Securities Act, or under the securities laws of any state, and therefore, cannot be sold unless they are subsequently registered under the Securities Act and any applicable state securities laws or an exemption from registration is available. Further, the undersigned understands that only the Company can take action to register the Warrants and that the only obligations the Company has undertaken to register the Warrants are set forth in the Registration Rights Agreement dated as of December 8, 2005, among the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Stifel, Nicolaus & Company, Incorporated. The undersigned also understands that the Company has no obligation to assist in obtaining any exemption(s) from registration.

VII.	The undersigned has received all information regarding the financial condition and the proposed business and operations of the Company or otherwise that the undersigned has requested in order to evaluate its investment in the Company.

VIII.	[Intentionally Omitted].

IX.	The undersigned hereby acknowledges that the Company seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of such efforts, the undersigned hereby represents, warrants and agrees that to the best of the undersigned’s knowledge based upon reasonable diligence and investigation:
(i)	no consideration that the undersigned has contributed or will contribute to the Company has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and

(ii)	no consideration that the undersigned has contributed or will contribute to the Company shall cause the Company or any officer or director of the Company to be in violation of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001.
The undersigned agrees to provide the Company any additional information regarding the undersigned that the Company deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities. The undersigned understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering or similar activities, the Company may, in its sole discretion, undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to freezing, segregating or requiring the sale of the undersigned’s Warrants. The undersigned further understands that the Company may release confidential information about the undersigned, and, if applicable, any underlying beneficial ownership, to proper authorities if the Company, in its sole discretion, determines that it is the best interests of the Company in light of relevant laws, rules and regulations concerning money laundering and similar activities.

X.	The undersigned further hereby acknowledges and agrees that until such time as the Company files an election to be regulated as a business development company under the Investment Company Act of 1940 (the “’40 Act”) or otherwise becomes a registered investment company pursuant to the ’40 Act (any such event constituting a “’40 Act Event”), the undersigned shall not sell or transfer its Warrants to any transferee until such time as such transferee makes the representations and warranties contained herein and agrees to be governed by the provisions hereby; provided that completing and executing a copy of this Agreement and furnishing it to the Company shall satisfy such requirement. Moreover, the undersigned acknowledges that any sale or transfer of the Company’s Warrants in the absence of complying with the preceding sentence is prohibited and any such transfer shall be deemed null and void by the Company.

XI.	Notwithstanding the foregoing, until such time as the undersigned’s Warrants are registered under the Securities Act, such Warrants may only be transferred in a transaction that is exempt from registration under the Securities Act and the applicable securities laws of other jurisdictions and the undersigned acknowledges that any transfer of its Warrants of the Company can only be made in accordance with the Securities Act or in accordance with a valid exemption thereunder. To the extent that such Warrants are not purchased on The PORTALsm Market, the undersigned shall not sell or transfer its Warrants to any transferee until such time as such transferee makes the representations and warranties contained in paragraph I herein and agrees to be governed by the provisions hereby; provided that completing and executing a copy of this Agreement and furnishing it to the addressees hereto shall satisfy such requirement and provided that the transferee acknowledges the following by executing a copy of this Agreement:

THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE WARRANTS MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THE WARRANTS, BY ITS ACCEPTANCE OF THE WARRANTS, AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH WARRANTS, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE DATE OF THE INITIAL SALE THEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF ANY SUCH WARRANTS (THE “RESALE RESTRICTION TERMINATION DATE”), EXCEPT THAT THE WARRANTS MAY BE TRANSFERRED (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE WARRANTS ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) TO OTHER INVESTORS WITH RESPECT TO WHICH AN EXEMPTION FROM THE

REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE, SUBJECT TO THE COMPANY’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER IN EACH OF THE FOREGOING CASES, TO REQUIRE DELIVERY BY THE TRANSFEROR TO THE TRANSFER AGENT OF APPROPRIATE CONFIRMATION OF THE FOREGOING.

XII.	Notwithstanding anything herein, this Agreement shall be modified so as to delete: (a) following a ’40 Act Event, paragraphs II and X and any transferee shall be required to comply solely with all other items of this Section A and Section B below, (b) following such time as the Warrants constitute “publicly offered securities” under the Plan Asset Regulations, paragraph III and any transferee shall be required to comply with all other items of this Section A and Section B below, and (c) following such time as the Warrants shall have been registered pursuant to an effective registration statement under the Securities Act, paragraphs I, V and XI and any transferee shall be required to comply with all other items of this Section A and Section B below. In case of any modification of this Agreement pursuant to clause (a), (b) or (c) of this paragraph, the Company shall either post such information on its website or it shall provide written notice that such an event has occurred to all holders of its Warrants. Subject to any modifications as a result of this paragraph XII, any transferee of Warrants shall be required to execute and agree to the provisions contained herein and to make such representations and warranties as are applicable hereunder.

XIII.	The undersigned agrees to promptly advise the Company (c/o Tortoise Capital Advisors, LLC at 10801 Mastin Boulevard, Suite 222, Overland Park, Kansas 66210) if, after giving effect to paragraph XII, any of the representations or warranties in this certificate relating to it or any identified accounts ceases to be true.
B. MARKET STAND-OFF
The undersigned hereby agrees that it shall not, to the extent requested by the Company or an underwriter or proposed underwriter of securities of the Company, without the prior written consent of the Company and such underwriter(s), directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s common shares (the “Common Shares”) or any securities convertible into or exchangeable or exercisable for Common Shares (including the Warrants), whether now owned or hereafter acquired by the undersigned (excluding Common Shares acquired in an initial public offering or acquired in the open market following such an initial public offering) or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise sell (other than in any such case to bona fide donees of the undersigned, in each case, who agree to be similarly bound by completing and executing a copy of this Agreement and furnishing it to the Company at the above address or via fax to: (913) 981-1021) within the ninety (90) days following the effective date of a registration statement with respect to an initial public offering of the Company’s equity securities filed under the Securities Act (an “IPO Registration Statement”).
In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the securities subject to this Section B and to impose stop transfer instructions with respect to the Warrants of the undersigned (and the securities of every other person subject to the foregoing restriction) until the end of such period. The provisions of this Section B shall remain in full force and effect for all holders of the Warrants until such time as a holder receives Warrants pursuant to a valid registration statement under the Securities Act of 1933.

The foregoing covenant shall be for the benefit of the Company as well as for the benefit of any underwriter retained by the Company in connection with an initial public offering of the Company’s shares.

Dated:
,
Name of Institution

	By:	[3]

Name of Contact at Above Institution for Questions and Updates

Mailing Address	Title of Executive Officer[4]

Telephone Number	Account Number
List of Accounts and Sub-Accounts (other than Separate Accounts of an Insurance company)
(attach separate sheet as necessary)

vCheck Box if Applicable,
Name of Entity	Account Number	see II(ii) Above
☐
☐
☐
(List of Separate Accounts of an Insurance company)
(attach separate sheet as necessary)

Name of Entity	Account Number

[3]	If the undersigned is unable to make the representations and warranties contained in II(i), it should clearly so state below the signature line.

[4]	Certification must be signed by the institution’s chief financial officer or another executive officer, except that if the institution is a member of a “family of investment companies,” the certification must be signed by an executive officer of such institution’s investment advisor.

ANNEX A
I.	Rule 144A provides that a “Qualified Institutional Buyer” (“QIB”) can be any of the following institutions, provided that such institution owns and/or invests on a discretionary basis at least $100 million in eligible “securities” (defined in II below).
(a)	an insurance company as defined in Section 2(13) of the Securities Act of 1933 (the “Act”);

(b)	an investment company registered under the Investment Company Act of 1940, acting for its own account or for accounts of other QIBs that are part of a family of investment companies (as defined in Rule 144A) which family of investment companies owns in aggregate at least $100 million in eligible securities;

(c)	an investment adviser registered under the Investment Advisers Act of 1940;

(d)	a corporation (other than a bank as defined in Section 3(a)(2) of the Act or a savings and loan association or other institution referenced in Section 3(a)(5)(A) of the Act or a foreign bank or savings and loan association or equivalent institution);

(e)	a partnership or Massachusetts or similar business trust;

(f)	a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

(g)	an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974;

(h)	any trust fund whose trustee is a bank or trust company and whose participants are exclusively plans of the types identified in paragraph (f) or (g) above, except trust funds that include as participants individual retirement accounts or H.R. 10 plans.

(i)	a not-for-profit organization described in Section 501(c)(3) of the Internal Revenue Code;

(j)	a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (a dealer only is required to own and/or invest at least $10 million in eligible “securities,” excluding securities constituting whole or a part of an unsold allotment to or subscription by a dealer as a participant in a public offering);

(k)	a bank as defined in Section 3(a)(2) of the Act, a savings and loan association or other institution as referred to in Section 3(a)(5)(A) of the Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with it, and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements;

(l)	a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940;

(m)	a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(n)	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

(o)	any entity, all of the equal owners of which are QIBs.

II.	Eligible “Securities” – in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity, the following instruments and interests shall be excluded: securities issued by issuers that are affiliated with the purchaser or, if the purchaser is an investment company, are part of that purchaser’s “family of investment companies”; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps.

The value of eligible securities must be calculated based on cost (or on the basis of market value if the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published).

In determining the aggregate amount of securities owned by an entity and invested on a discretionary basis, securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under Section 13 or 15(d) of the Securities Exchange Act of 1934, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in consolidated financial statements of another enterprise.

III.	“Separate account” for purposes of this certification means a separate account as defined by Section 2(a)(37) of the Investment Company Act of 1940 that is neither registered under Section 8 of such Act nor required to be so registered.

ANNEX B
Accredited Investor Status for Individual Investors and Certain Investors that are Entities
(Please check all applicable boxes):
☐ (1)	I am a director, executive officer or general partner of the issuer of the securities being offered or sold, or a director, executive officer or general partner of a general partner of that issuer; or

☐ (2)	I am a natural person whose individual net worth or joint net worth with my spouse, at the time of purchase, exceeds $1,000,000; or

☐ (3)	Any organization described in 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Common Shares and Warrants, with total assets in excess of $5,000,000; or

☐ (4)	I am a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of those years and have a reasonable expectation of reaching the same income level in the current year; or

☐ (5)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Common Shares and Warrants, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or

☐ (6)	An entity in which all of the equity owners are accredited investors.

If other than natural person, check one:	If Joint Ownership, check one:

☐ General Partnership	☐ Joint Tenants w/Rights of Survivorship

☐ Limited Partnership	☐ Tenants-in-Common

☐ Limited Liability Company	☐ Community Property

☐ Corporation

☐ Subchapter S Corporation

☐ “Grantor” Trust

☐ Trust

☐ Estate

ANNEX C
Restrictions on Sales of Book-Entry Securities
Designated QIB/QP or 3(c)(7)
The Investment Company Act of 1940, as amended (the “Investment Company Act”) requires that all holders of the outstanding securities of an issuer relying on Section 3(c)(7) (or, in the case of a non-U.S. issuer, all holders that are U.S. Persons) be “qualified purchasers” (“QPs”) as defined in Section 2(a)(51)(A) of the Investment Company Act and related rules. Under the rules, the issuer or an agent acting on its behalf must have a “reasonable belief” that all holders of its outstanding securities (or, in the case of a non-U.S. issuer, all holders that are U.S. Persons), including transferees, are QPs. Consequently, all sales and resales of the securities (or, in the case of non-U.S. issuers, all sales and resales in the United States or to U.S. Persons) must be made pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), solely to purchasers that are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A and are also QPs (“QIB/QPs”). Each purchaser of a security designated QP or 3(c)(7) will be deemed to represent at the time of purchase that: (i) the purchaser is a QIB/QP; (ii) the purchaser is not a broker-dealer which owns and invests on a discretionary basis less than $25 million in securities of unaffiliated issuers; (iii) the purchaser is not a participant-directed employee plan such as a 401(k) plan; (iv) the QIB/QP is acting for its own account, or the account of another QIB/QP; (v) the purchaser is not formed for the purpose of investing in the issuer; (vi) the purchaser, and each account for which it is purchasing, will hold and transfer at least the minimum denomination of securities; and (vii) the purchaser will provide notice of the transfer restrictions to any subsequent transferees.
A “qualified purchaser” as defined in Section 2(a)(51)(A) of the Investment Company Act is (i) any natural person (including any person who holds a joint, community property, or other similar shared ownership interest in an issuer that is excepted under section 3(c)(7) with that person’s qualified purchaser spouse) who owns not less than $5,000,000 in investments, as defined by the Commission; (ii) any company that owns not less than $5,000,000 in investments and that is owned directly or indirectly by or for 2 or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons; (iii) any trust that is not covered by clause (ii) and that was not formed for the specific purpose of acquiring the securities offered, as to which the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a person described in clause (i), (ii), or (iv); or (iv) any person, acting for its own account or the accounts of other qualified purchasers, who in the aggregate owns and invests on a discretionary basis, not less than $25,000,000 in investments.

EXHIBIT F
NOTICE OF EXERCISE
The undersigned hereby irrevocably elects to exercise                    of the Warrants represented by the Global Warrant Certificate dated December 8, 2005 issued by Tortoise Capital Resources Corporation and registered in the name of Cede & Co., as nominee of The Depository Trust Company, and purchase the whole number of shares issuable and deliverable upon exercise of such Warrants, and herewith tenders payment for such shares in accordance with the terms of the Warrant Agreement. The undersigned hereby directs that the certificate or certificates for the shares issuable and deliverable upon exercise, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name is indicated below. The undersigned will pay any transfer taxes or other governmental charge payable with respect to any such shares to be issued in the name of a person other than the undersigned.
INSTRUCTIONS FOR REGISTRATION OF SHARES
(please typewrite or print)

Name:

Address:

Social Security or Other Taxpayer Identification Number:

Dated:

Signature:

Note: Signature must conform to name of Holder appearing on face hereof. Signature must be guaranteed by a member of an accepted medallion guarantee program if Common Shares are to be issued, or Warrant Certificate(s) are to be delivered, other than to and in the name of the Holder.

Signature Guarantee
Fill in for registration of Common Shares and Warrant Certificate(s) if to be issued otherwise than to the Holder:

Social Security or other
Taxpayer Identification Number:
(name)

(name)

Please print name and address
(including zip code)